Exhibit 10.58

TRANSITION AGREEMENT AND GENERAL RELEASE

This Transition Agreement and General Release (“Agreement”) is made and entered into as of May 3, 2005 (the “Execution Date”), by and among Aegis Communications Group, Inc., a Delaware Corporation (the “Parent”), Advanced Telemarketing Corporation, a Nevada corporation (“ATC”), IQI, Inc., a New York corporation (“IQI”) (together, Parent, ATC, and IQI are referred to as the “Company”), and Richard Nelson Ferry (“Ferry” or “Employee”).

RECITALS

Whereas, Employee is presently employed by the Company and serves as director, President and Chief Executive Officer of the Parent and Chief Executive Officer of IQI and ATC and has entered into an Employment Agreement with the Company dated as of September 14, 2004, a copy of which is attached hereto as Exhibit A (the “Employment Agreement”).

Whereas, the Company and Employee mutually desire to terminate the employment relationship effective as of May 1, 2005, while also providing for continuing director and consulting relationships.

Whereas, the parties desire to provide for an orderly transition and termination of the employment relationship and to settle fully and finally, in the manner set forth herein, any and all existing or potential claims and controversies arising out of the relationship between Employee and the Company.

Now, therefore, in consideration of the mutual acts, payments, and promises described and agreed to be performed herein, Employee and the Company agree as follows:

1. Resignation. Employee hereby tenders his resignation from his positions as President and Chief Executive Officer of the Parent, Chief Executive Officer of IQI and ATC, and all other officer positions he holds with the Company and its subsidiaries and affiliates effective as of midnight on May 1, 2005 (the “Resignation Date”).

2. Severance from Employment. It is understood and agreed that with the full and complete agreement of Employee and the Company, Employee’s employment as President and Chief Executive Officer of the Parent, Chief Executive Officer of IQI and ATC and any other officer positions Employee holds with the Company and its subsidiaries will cease as of the Resignation Date. Except as otherwise expressly provided for herein, Employee will cease to accrue any rights under any pension or compensation plan of the Company (including without limitation any stock option plan, grant or agreement).

3. Director Service. Employee and the Company agree that Employee will continue to serve as a director on the Board of Directors of the Company (the “Board”) until such time that Employee resigns from the Board or Employee is replaced and his successor is duly elected.

4. Management Consulting Services. Employee and Company agree that effective May 1, 2005, through October 31, 2005 (such date, the “Consulting Completion”), Employee will make himself reasonably available from time to time to manage particular projects designated to Employee by the Company, including those projects described on the attached Exhibit B, and to consult with and advise the management of the Company regarding the business and affairs of the Company (the “Consulting Services”). Employee and the Company

agree that the Employee will provide the Consulting Services on a full-time basis through August 1, 2005, and will devote approximately 20 hours per week to the Consulting Services from August 2, 2005 through October 31, 2005.

5. Payment of Wages and Earned Benefits. On or promptly following the Resignation Date, the Parent agrees to pay Employee all salary and all employee benefits to which Employee is entitled under the Employment Agreement, through April 30, 2005. (the “Resignation Payment”). Employee will be paid at his annualized salary level of $250,000 through April 30, 2005, payable in installments in accordance with the Parent’s standard payroll practices, but not less than bi-weekly, and Employee will be entitled to medical, dental, and vision benefits (including coverage for Employee’s immediate family), disability insurance, 401-K plans, life insurance, officer and director liability insurance, and paid vacation on the same terms and conditions as provided to Employee immediately prior to the Execution Date. Employee will be paid for all vacation days that he has accrued but not taken during his employment with the Company through the Resignation Date, if any. Any reimbursable expenses incurred during Employee’s employment with the Company through the Resignation Date, if any, will be paid to Employee upon submission and approval of those expenses in accordance with the Parent’s customary practices, but not less than monthly. Except for the Resignation Payment, the Company and Employee have determined and agreed that Employee is not entitled to any other bonus or severance payment in connection with the Resignation.

6. Consulting Services Payments. In consideration of this Agreement and the Consulting Services, the Company agrees to compensate Employee at the pro rata amount Employee would have earned at his former annualized salary of $250,000 for the period beginning on May 1, 2005 running through October 31, 2005 (the “Consulting Compensation”). The Consulting Compensation will be payable in installments in accordance with the Parent’s standard payroll practices, but not less than bi-weekly. Due to Employee’s independent contractor status during the period for which Employee will provide the Consulting Services, Employee will not be entitled to benefits such as medical, dental, life insurance, short-term and long-term disability benefits; provided, however, that Employee will continue to receive director and officer liability insurance coverage as long as Employee remains a director on the Board. On the earlier of (i) the Company’s adoption of a new equity incentive plan; or (ii) October 31, 2005, the Employee will receive options to purchase 2,277,000 shares of Common Stock of the Company at a price equal to the closing market price of the Common Stock of the Company on the date of grant (the “Option Grant”), and which will be exercisable commencing on November 1, 2005, and will expire on November 1, 2010, if not exercised on or before that date. The Option Grant will be made pursuant to the terms and conditions of the non-qualified option agreement in substantially the form attached as Exhibit C hereto. Notwithstanding anything in this Agreement to the contrary, Employee will be entitled to the Consulting Compensation and to the Option Grant under this Section 6 as long as Employee remains willing and able to perform the Consulting Services at the time commitments set forth in Section 4.

7. Amendment and Ratification of Employment Agreement. Employee acknowledges, confirms, and ratifies his Employment Agreement dated September 14, 2004, which is attached hereto as Exhibit A. Employee specifically confirms that, during the course of his employment, he received special training, unique and confidential information, and actual contacts and relationships with customers and potential customers, as contemplated in Section 10 of the Employment Agreement. Accordingly, except as modified by this Agreement, Employee and the Company ratify the obligations stated in the Employment Agreement, including specifically Sections 9, 10, 11 and 13 (including arbitration).

8. Complete Releases.

(a) In consideration of the promises made in this Agreement, Employee RELEASES, ACQUITS, and FOREVER DISCHARGES the Company and each of its past and present parents, subsidiaries, affiliates, shareholders, directors, officers, attorneys, accountants, agents, employees, and representatives, from ANY and ALL causes of action, claims, and damages, including attorney’s fees, Employee may have against the Company which could have arisen out of Employee’s employment or separation from employment with the Company or his service as an officer or director of the Company or any other matter related to his association with the Company, including the Employment Agreement and any compensation due thereunder, whether known or unknown, existing as of the Execution Date. Other than the monetary payments and the Option Grant the Company agrees to make to Employee under Sections 5 and 6 to the terms of this Agreement, the Employee agrees that the Company does not owe Employee any other monetary payments, including compensation for employment by the Company such as salary, bonus, or otherwise. Employee hereby irrevocably, unconditionally, and fully releases, acquits, and forever discharges the Company, and its respective officers, directors, partners, shareholders, employees, attorneys, and agents, past and present, from any and all charges, complaints, claims, liabilities, obligations, costs, losses, debts, and expenses (including attorney’s fees and costs actually incurred), of any nature whatsoever (excluding any felonious acts) known or unknown, suspected or unsuspected, including without limitation any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, any tort, any legal restrictions on the right of the Company to terminate, discipline, or otherwise manage employees or any federal, state, or other governmental statute, regulation, or ordinance. Notwithstanding the foregoing, nothing herein will constitute a release of the Company from causes of action, claims or damages, including attorney’s fees, which may arise from acts or omissions by the Company after the Execution Date or in contravention of this Agreement.

(1) These releases and waivers include, but are not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, The Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the False Claims Act, the Civil Rights Act of 1866, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Texas Commission on Human Rights Act, the Texas Payday Law, the Texas Workers’ Compensation Act, any causes of action or claims arising under analogous state laws or local ordinances or regulations, any common law principle or public policy, including all suits in tort or contract, or under the Company’s personnel policies or any contract of employment that may exist between Employee and the Company.

(2) Employee knowingly and voluntarily waives any existing rights he may have pursuant to the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act. Further, Employee acknowledges the receipt of good and valuable consideration set forth in this Agreement in exchange for this waiver of potential claims in addition to anything of value to which Employee is already entitled, including specifically mutual releases. Employee does not waive any claims that arise after the date of execution of this Agreement. Employee is advised to consult with an attorney prior to executing this Agreement.

(b) In consideration of the promises made in this Agreement, the Company RELEASES, ACQUITS, and FOREVER DISCHARGES Employee from ANY and ALL causes of action, claims and damages, including attorney’s fees, the Company may have against Employee which could have arisen out of Employee’s employment or separation from employment with the Company or his service as an officer or director of the Company or any other matter related to his association with the Company, including the Employment Agreement and any compensation due thereunder, whether known or unknown, existing as of the Execution Date. The Company hereby irrevocably, unconditionally, and fully releases, acquits, and forever discharges Employee from any and all charges, complaints, claims, liabilities, obligations, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred), of any nature whatsoever (excluding any felonious acts) known or unknown, suspected or unsuspected, including without limitation any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, any tort, or any federal, state or other governmental statute, regulation, or ordinance. Notwithstanding the foregoing, nothing herein will constitute a release of Employee from causes of action, claims, or damages, including attorney’s fees, which may arise from acts or omissions of Employee after the Execution Date or in contravention of this Agreement.

(c) Employee and the Company (as defined above in this Section 8), in consideration for the promises made in this Agreement, will once again reaffirm, execute, and deliver mutual releases in the form attached as Exhibit D upon satisfaction of all applicable obligations by the Company under Sections 4, 5 and 6 (through the date on which the mutual release is executed).

(d) It is expressly agreed and understood by Employee and the Company that this Agreement Section 8(a)-(e) constitutes a general release.

(e) The Company will indemnify and hold harmless the Employee in respect of acts or omissions as a director, officer, employee, or consultant occurring up to and including the Execution Date to the same extent and with the same limitations as if he was an officer of the Company to the fullest extent permitted by the Texas Business Corporation Act, as amended, and the Company’s articles of incorporation and bylaws in effect on the date of this Agreement, and will indemnify and hold harmless the Employee in respect of any claims, liabilities, obligations, or expenses in respect of or relating to this Agreement and the transactions contemplated hereby.

9. Nature of the Agreement. This Agreement and all its provisions are contractual, not mere recitals, and will continue in permanent force and effect, unless revoked as provided herein. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision will be severed and the remainder of the Agreement will continue in full force and effect.

10. Non-Competition Agreement. Employee agrees and covenants that for a period continuing through October 31, 2006, Employee will not, in connection with any business that is engaged in, or is about to be engaged in as of the date the resignation or termination, by the Company or the Parent, which includes, but is not limited to, inbound and outbound telemarketing and customer care services, whether conducted by telephone or the internet, and the provision of market research services as currently provided by the Company or the Parent, the consulting, design and implementation of any of these services, including organization and investment in related industries or professions (the “Business”), directly or indirectly, either as an individual or as an employee, partner, officer, director, shareholder, advisor, or consultant or in any other capacity whatsoever, of any person (other than ownership of less than 1% of the issued and outstanding voting securities of a publicly held corporations): (a) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment any person who is, or within the 12 month period immediately preceding the date of any such activity was, an employee of the Company or the Parent or their affiliates; or (b) conduct or assist others in conducting any business or activity that competes with the Business in the United States, its territories or possessions, provided, however, that nothing in this Section 10 shall preclude Employee from becoming (or continuing as) a partner in EMF Partners, a Florida limited liability partnership.

It is understood and agreed that the scope of the foregoing covenant is reasonable as to time, area and persons and is necessary to protect the legitimate business interests of the Company, the Parent and their affiliates. It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area and persons to the extent that it may be so operative, and if any part of such covenant is declared invalid, unenforceable, or void as to time, area or persons, the validity and enforceability of the remainder will not be affected.

If Employee violates the restrictive covenants of this Section 10 and the Company or the Parent brings legal action for injunctive or other relief, neither the Company nor the Parent will be deprived of the benefit of the full period of the restrictive covenant, as a result of the time involved in obtaining the relief. Accordingly, Employee agrees that the restricted period following the Consulting Completion will have a duration of one year, and the regularly scheduled expiration date of such covenant will be extended by the same amount of time that Employee is determined to have violated such covenant.

11. Miscellaneous. (a) Any notice, demand, or request required or permitted to be given or made under this Agreement will be in writing and will be deemed given or made when delivered in person, when sent by United States registered or certified mail, or postage prepaid, or when telecopied to a party at its address or telecopy number specified below:

If to the Company:

Aegis Communications Group, Inc.

8001 Bent Branch Drive

Irving, Texas 75063

Attn: President or Chief Executive Officer

Telecopy number: (972) 868-0267

With a copy to:

Hughes & Luce, L.L.P.

1717 Main Street

Suite 2800

Dallas, Texas 75201

Attn: David G. Luther

Telecopy number: (214) 939-5849

If to Employee:

Richard Nelson Ferry

10887 Blue Palm Street

Plantation, Florida 33324

Telecopy number: (954) 476-2551

The parties to this Agreement may change their addresses for notice in the manner provided above.

(b) All section titles and captions in this Agreement are for convenience only, will not be deemed part of this Agreement, and in no way will define, limit, extend, or describe the scope or intent of any provisions hereof.

(c) Whenever the context may require, any pronoun used in this Agreement will include the corresponding masculine or neuter forms, and the singular form of nouns, pronouns, and verbs will include the plural and vice versa.

(d) The parties will execute all documents, provide all information, and take or refrain from taking all actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

(e) This Agreement will be binding upon and inure to the benefit of the parties hereto, their representatives and permitted successors and assigns. Except for the provisions of Section 10 of this Agreement, which are intended to benefit the Company’s affiliates as third party beneficiaries, or as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties to this Agreement, their respective representatives and permitted successors and assigns, any rights, remedies or obligations under or by reason of this Agreement.

(f) This Agreement, and the Employment Agreement which is partially modified and ratified herein, constitute the entire agreement among the parties hereto pertaining to the specific subject matter hereof.

(g) None of the provisions of this Agreement will be for the benefit of or enforceable by any creditors of the parties, except as otherwise expressly provided herein.

(h) No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute waiver of any such breach or any other covenant, duty, agreement, or condition.

(i) This Agreement may be executed in telecopy format and/or in counterparts, all of which together will constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

(j) THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO TEXAS PRINCIPLES OF CONFLICTS OF LAW.

(k) All claims, disputes, and controversies arising out of or relating to this Agreement or the performance, breach, validity, interpretation, application, or enforcement hereof, including any claims for equitable relief or claims based on contract, tort, statute, or any alleged breach, default, or misrepresentation in connection with any of the provisions hereof, will be resolved by binding arbitration. Provided, however, an aggrieved party may petition a federal or state court of competent jurisdiction in Dallas County, Texas for interim injunctive or other equitable relief to preserve the status quo until arbitration can be completed in the event of an alleged breach of Section 10 of this Agreement. A party may initiate arbitration by sending written notice of its intention to arbitrate to the other party and to the American Arbitration Association (“AAA”) office located in Dallas, Texas (the “Arbitration Notice”). The Arbitration Notice will contain a description of the dispute and the remedy sought. The arbitration will be conducted at the offices of the AAA in Dallas, Texas before an independent and impartial arbitrator who is selected by mutual agreement, or, in the absence of such agreement, before three independent and impartial arbitrators, of whom each party will appoint one, with the third being chosen by the two appointed by the parties. In no event may the demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations. The arbitration and any discovery conducted in connection therewith will be conducted in accordance with the Commercial Rules of arbitration and procedures established by AAA in effect at the time of the arbitration (the “AAA Rules”); provided, however, that the parties will have the right to exchange at least one set of written discovery requests in accordance with the Federal Rules of Civil Procedure, and each party will have the right to take at least two depositions. The decision of the arbitrator(s) will be final and binding on all parties and their successors and permitted assignees. The judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The arbitrator(s) will be selected no later than 30 days after the date of the Arbitration Notice. The arbitrator(s) will render a decision no later than 30 days after the close of the hearing, in accordance with AAA Rules, and the arbitrator’s decision will include an award of costs (including attorneys’ fees to the prevailing party).

(l) If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable, or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objectives.

(m) No supplement, modification, or amendment of this agreement or waiver of any provision of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

(n) Employee acknowledges and agrees that the Company and the Parent would be irreparably harmed by any violation of Employee’s obligations under Section 10 hereof and that, in addition to all other rights or remedies available at law or in equity, the Company and the Parent will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation. The provisions of Section 10 hereof will survive any termination of this Agreement, in accordance with their terms.

(o) No party may assign this Agreement or any rights or benefits thereunder without the written consent of the other parties to this Agreement.

(p) Death of Employee: In the event Employee should die before all of the payments referred to in Sections 5 and 6 hereof are paid, the Company shall continue to make payments to the Employee’s spouse, or if the Employee’s spouse predeceases Employee, to the Employee’s estate.

EXECUTED as of the date first above written.

AEGIS COMMUNICATIONS GROUP, INC.

By:	/s/ Pramod Saxena
Name:	Pramod Saxena
Title:	Authorized Signatory

ADVANCED TELEMARKETING CORPORATION

By:	/s/ Pramod Saxena
Name:	Pramod Saxena
Title:	Authorized Signatory

IQI, INC.

By:	/s/ Pramod Saxena
Name:	Pramod Saxena
Title:	Authorized Signatory

/s/ Richard Nelson Ferry
Richard Nelson Ferry

EXHIBIT A

EMPLOYMENT AGREEMENT

See attached.

EXHIBIT B

CONSULTING PROJECTS

1.	Manage the transition of current and prospective customer relationships to the Company’s continuing executive management, including visits to current and prospective customers.

2.	Provide counsel, support and help on business development and sales strategy implementation and help leverage the Company’s investment in its new sales force.

3.	Manage the Company’s efforts to investigate the possibilities of, and potentially obtain new equity financing.

4.	Review and assist with the Company’s management of pending litigation and regulatory compliance matters (primarily regarding federal securities laws disclosures and possible securities registrations) and recommend action, as appropriate, that the Company should take to achieve expedient closure.

5.	Any other project designated by the Board to the Employee from time to time within the time period contemplated for the Consulting Services.

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EXHIBIT C

OPTION AGREEMENT

See attached.

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EXHIBIT D

RECONFIRMATION AND ACKNOWLEDGEMENT OF MUTUAL RELEASES

This Reconfirmation and Acknowledgement of Mutual Releases (“Agreement”) is made and entered into as of                          , 20         (the “Execution Date”), by and among Aegis Communications Group, Inc., a Delaware Corporation (the “Parent”), Advanced Telemarketing Corporation, a Nevada corporation (“ATC”), IQI, Inc., a New York corporation (“IQI”) (together, Parent, ATC, and IQI are referred to as the “Company”), and Richard Nelson Ferry (“Ferry” or “Employee”).

RECITALS

Whereas, Employee was formerly employed by the Company and had entered into an Employment Agreement with the Company dated as of September 14, 2004 (the “Employment Agreement”).

Whereas, Employee has tendered his resignation, and the Company has accepted such resignation, for all positions in which Employee was employed by the Company, including as President and Chief Executive Officer of the Parent, Chief Executive Officer of IQI and ATC, and all other officer positions held with the Company or its subsidiaries, pursuant to a Transition Agreement and General Release with the Company dated as of April 20, 2005 (the “Transition Agreement”);

Whereas, Employee agreed to execute this Agreement pursuant to the Transition Agreement; and

Whereas, the parties desire to provide for an orderly transition and termination of the employment relationship and to settle fully and finally, in the manner set forth herein, any and all existing or potential claims and controversies arising out of the relationship between Employee and the Company.

Now, therefore, in consideration of the mutual acts and promises described and agreed to be performed herein, Employee and the Company agree as follows:

1. Complete Releases.

(a) In consideration of the promises made in this Agreement, Employee RELEASES, ACQUITS, and FOREVER DISCHARGES the Company and each of its past and present parents, subsidiaries, affiliates, shareholders, directors, officers, attorneys, accountants, agents, employees, and representatives, from ANY and ALL causes of action, claims, and damages, including attorney’s fees, Employee may have against the Company which could have arisen out of Employee’s employment or separation from employment with the Company or his service as an officer or director of the Company or any other matter related to his association with the Company, including the Employment Agreement and any compensation due thereunder, whether known or unknown, existing as of the Execution Date. Other than the monetary payments and the grant of options to purchase 2,277,000 shares of Common Stock of the Company, the Company agrees to make to Employee pursuant to the terms of the Transition

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Agreement, the Employee agrees that the Company does not owe Employee any other monetary payments, including compensation for employment by the Company such as salary, bonus, or otherwise. Employee hereby irrevocably, unconditionally, and fully releases, acquits, and forever discharges the Company, and its respective officers, directors, partners, shareholders, employees, attorneys, and agents, past and present, from any and all charges, complaints, claims, liabilities, obligations, costs, losses, debts, and expenses (including attorney’s fees and costs actually incurred), of any nature whatsoever (excluding any felonious acts) known or unknown, suspected or unsuspected, including without limitation any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, any tort, any legal restrictions on the right of the Company to terminate, discipline, or otherwise manage employees or any federal, state, or other governmental statute, regulation, or ordinance. Notwithstanding the foregoing, nothing herein will constitute a release of the Company from causes of action, claims or damages, including attorney’s fees, which may arise from acts or omissions by the Company after the Execution Date or in contravention of the Transition Agreement.

(1) These releases and waivers include, but are not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, The Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the False Claims Act, the Civil Rights Act of 1866, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Texas Commission on Human Rights Act, the Texas Payday Law, the Texas Workers’ Compensation Act, any causes of action or claims arising under analogous state laws or local ordinances or regulations, any common law principle or public policy, including all suits in tort or contract, or under the Company’s personnel policies or any contract of employment that may exist between Employee and the Company.

(2) Employee knowingly and voluntarily waives any existing rights he may have pursuant to the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act. Further, Employee acknowledges the receipt of good and valuable consideration set forth in this Agreement in exchange for this waiver of potential claims in addition to anything of value to which Employee is already entitled, including specifically mutual releases. Employee does not waive any claims that arise after the date of execution of this Agreement. Employee is advised to consult with an attorney prior to executing this Agreement.

(b) In consideration of the promises made in this Agreement, the Company RELEASES, ACQUITS, and FOREVER DISCHARGES Employee from ANY and ALL causes of action, claims and damages, including attorney’s fees, the Company may have against Employee which could have arisen out of Employee’s employment or separation from employment with the Company or his service as an officer or director of the Company or any other matter related to his association with the Company, including the Employment Agreement and any compensation due thereunder, whether known or unknown, existing as of the Execution Date. The Company hereby irrevocably, unconditionally, and fully releases, acquits, and forever discharges Employee from any and all charges, complaints, claims, liabilities, obligations, costs, losses, debts and expenses (including attorney’s fees and costs actually incurred), of any nature whatsoever (excluding any felonious acts) known or unknown, suspected or unsuspected, including without

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limitation any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, any tort, or any federal, state or other governmental statute, regulation, or ordinance. Notwithstanding the foregoing, nothing herein will constitute a release of Employee from causes of action, claims, or damages, including attorney’s fees, which may arise from acts or omissions of Employee after the Execution Date or in contravention of the Transition Agreement.

(c) It is expressly agreed and understood by Employee and the Company that this Agreement Section 1(a)-(d) constitutes a general release.

(d) The Company will indemnify and hold harmless the Employee in respect of acts or omissions as a director, officer, employee, or consultant occurring up to and including the Execution Date to the same extent and with the same limitations as if he was an officer of the Company to the fullest extent permitted by the Texas Business Corporation Act, as amended, and the Company’s articles of incorporation and bylaws in effect on the date of this Agreement, and will indemnify and hold harmless the Employee in respect of any claims, liabilities, obligations, or expenses in respect of or relating to this Agreement and the transactions contemplated hereby.

2. Miscellaneous.

(a) All capitalized terms not otherwise defined herein have the meanings assigned to them in the Transition Agreement.

(b) All section titles and captions in this Agreement are for convenience only, will not be deemed part of this Agreement, and in no way will define, limit, extend, or describe the scope or intent of any provisions hereof.

(c) Whenever the context may require, any pronoun used in this Agreement will include the corresponding masculine or neuter forms, and the singular form of nouns, pronouns, and verbs will include the plural and vice versa.

(d) The parties will execute all documents, provide all information, and take or refrain from taking all actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

(e) This Agreement will be binding upon and inure to the benefit of the parties hereto, their representatives and permitted successors and assigns.

(f) None of the provisions of this Agreement will be for the benefit of or enforceable by any creditors of the parties, except as otherwise expressly provided herein.

(g) No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof will constitute waiver of any such breach or any other covenant, duty, agreement, or condition.

(h) This Agreement may be executed in telecopy format and/or in counterparts, all of which together will constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

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(i) THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE TEXAS PRINCIPLES OF CONFLICTS OF LAW.

(j) All claims, disputes, and controversies arising out of or relating to this Agreement or the performance, breach, validity, interpretation, application, or enforcement hereof, including any claims for equitable relief or claims based on contract, tort, statute, or any alleged breach, default, or misrepresentation in connection with any of the provisions hereof, will be resolved by binding arbitration. Provided, however, an aggrieved party may petition a federal or state court of competent jurisdiction in Dallas County, Texas for interim injunctive or other equitable relief to preserve the status quo until arbitration can be completed in the event of an alleged breach of Section 1 of this Agreement. A party may initiate arbitration by sending written notice of its intention to arbitrate to the other party and to the American Arbitration Association (“AAA”) office located in Dallas, Texas (the “Arbitration Notice”). The Arbitration Notice will contain a description of the dispute and the remedy sought. The arbitration will be conducted at the offices of the AAA in Dallas, Texas before an independent and impartial arbitrator who is selected by mutual agreement, or, in the absence of such agreement, before three independent and impartial arbitrators, of whom each party will appoint one, with the third being chosen by the two appointed by the parties. In no event may the demand for arbitration be made after the date when the institution of a legal or equitable proceeding based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations. The arbitration and any discovery conducted in connection therewith will be conducted in accordance with the Commercial Rules of arbitration and procedures established by AAA in effect at the time of the arbitration (the “AAA Rules”); provided, however, that the parties will have the right to exchange at least one set of written discovery requests in accordance with the Federal Rules of Civil Procedure, and each party will have the right to take at least two depositions. The decision of the arbitrator(s) will be final and binding on all parties and their successors and permitted assignees. The judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. The arbitrator(s) will be selected no later than 30 days after the date of the Arbitration Notice. The arbitrator(s) will render a decision no later than 30 days after the close of the hearing, in accordance with AAA Rules, and the arbitrator’s decision will include an award of costs (including attorney’s fees) to the prevailing party.

(k) If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties will be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement will be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefore another provision that is legal and enforceable and achieves the same objectives.

(l) No supplement, modification or amendment of this agreement or waiver of any provision of this Agreement will be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this

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Agreement will be deemed or will constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor will any such waiver constitute a continuing waiver unless otherwise expressly provided.

(m) No party may assign this Agreement or any rights or benefits thereunder without the written consent of the other parties to this Agreement.

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Ferry	Company

EXECUTED as of the date first above written.

AEGIS COMMUNICATIONS GROUP, INC.

By:
Name:
Title:

ADVANCED TELEMARKETING CORPORATION

By:
Name:
Title:

IQI, INC.

By:
Name:
Title:

Richard Nelson Ferry